UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2011 (December 12, 2011)

Date of Report (Date of earliest event reported)

Novo Energies Corporation

(Exact name of registrant as specified in its charter)

Florida	000-53723	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes Suite 64, Montréal Qc H2Y 2X8 Canada
(Address of principal executive offices)

(514) 840-3697
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On December 12, 2011, Novo Energies Corporation (the “Company”) entered into a License Agreement (the “License Agreement”) with Immunovative Therapies, Ltd., an Israeli Corporation (“Immunovative”), pursuant to which the Company received an immediate exclusive and worldwide license to commercialize all product candidates (the “Licensed Products”) based on Immunovative’s current and future patents and a patent in-licensed from the University of Arizona.  The license granted covers two experimental products for the treatment of cancer in clinical development called AlloStimTM and AlloVaxTM ("Licensed Products").

In exchange for the license, the Company has undertaken an obligation to pay Immunovative $10 million from the date of the License Agreement until the date that is two years after receiving notice from a regulatory agency in the US, Canada, EU or Thailand of approval to commence a Phase II/III clinical trial (“Regulatory Notice”).  The $10 million due from the Company under the License Agreement is to be paid in the following installments: (i) $450,000 upon the signing of the Agreement, (ii) $150,000 at the start of each month after Immunovative submits to a peer-reviewed journal a manuscript for publication describing the results of the Phase I/II clinical trial conducted pursuant to IND 13,936l until the $10 million has been paid, (iii) $2 million within 60 days of receiving Regulatory Notice and (iv) at any time that the Company chooses prior to the dates above.

Upon successful completion of a randomized Phase II/III clinical trial (the "Clinical Trial") designed to prove the efficacy of at least one of the Licensed Products, the Company and Immunovative have agreed to consummate a merger transaction (either directly or through a subsidiary of the Company) with the Immunovative shareholders immediately prior to the merger owning 75% of the post-merger shares and the shareholders of the Company immediately prior to the merger owning 25% of the post-merger shares on a fully diluted basis. The successful completion of the Clinical Trial shall be defined as the date that the treatment protocol for the number of evaluable subjects necessary to conduct a statistical analysis comparing a placebo control group with a Licensed Product is completed, whereby there is sufficient power to detect a statistically significant (p<0.10) increase in overall survival of 50% or greater of the Licensed Product as compared to the placebo.

The License Agreement provides that the percentage of the post-merger shares that the shareholders of the Company immediately prior to the merger will obtain will increase in certain circumstances, including if the Company provides Immunovative more than the $10 million set out in the License Agreement and if Immunovative has outstanding debt (excluding any liabilities owed to patent attorney or for patent maintenance fees) at the time of the merger.  Likewise the License Agreement provides that the percentage of the post-merger shares that the shareholders of the Company immediately prior to the merger will obtain will decrease in certain circumstances, including if Immunovative raises funds on its own or if the Company has outstanding debts at the time of the merger.

If there is a successful completion of a Clinical Trial but the Company has not paid the full $10 million, the parties may agree to merge or the Company may receive shares of Immunovative based on the amount of funds that the Company has provided Immunovative and the license will terminate.  If there is not a successful completion of a Clinical Trial and the Company decides to continue to fund the clinical trials, the Company will receive shares in Immunovative for any additional payments more than $10 million.  In each of these instances, the shares that Company will receive will be based on a valuation (prior to the funds provided by the Company) of Immunovative of $30 million, which can be decreased for any outstanding debts (with the exception of patent related debts and trade liabilities) of Immunovative or increased for any funds raised by Immunovative on its own.

If the Company pays all amounts due under the License Agreement, but there is no successful completion of a Clinical Trial, the Company and Immunovative may nevertheless agree to merge.  If they do not, the Company shall maintain the license granted under the License Agreement.

Item 1.02             Termination of a Material Definitive Agreement

On May 17, 2011, the Company entered into a memorandum of understanding (the “MOU”) with Immunovative’s subsidiary, Immunovative Clinical Research, Inc. (“ICRI”), a Nevada Corporation, pursuant to which the Company and ICRI were to pursue a merger resulting in the Company owning ICRI.  With the entry into the License Agreement, the Company and ICRI have terminated the MOU.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

If the Company created a Direct Financial Obligation by entering into the License Agreement, the terms of that Direct Financial Obligation are disclosed in Item 1.01 of this Current Report on Form 8-K.

Item 5.06             Change in Shell Company Status

Prior to the entry into the License Agreement, the Company was involved in the business of exploiting new technologies for the clean production of energy.  The Company had invested significant time and resources into licensing technology to recycle tires and plastics into energy through a multi-stage hybrid gasification system.  Upon entry into the License Agreement, the Company abandoned its prior business and has adopted the business of licensing new technologies aimed at harnessing the power of the immune system to treat cancer.  Apart from the change in its business, most of the descriptions of the Company’s other material information, including its management, capitalization, historical financial information and market information, contained in its annual report on Form 10-K for the year ended March, 31, 2011 and the quarterly reports filed on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011, are unaffected by the License Agreement and the change in its shell status.  The Company hereby incorporates that annual report and those quarterly reports by reference.  You may find copies of such reports filed with the US Securities and Exchange Commission on its website, www.sec.gov.

Item 8.01             Other Events

On December 15, 2011, the Company issued a press release entitled “Novo Energies Corporation Licenses Immunovative Therapies, Ltd.’s New Generation of Immunotherapy”. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits.

Exhibits.

10.1	License Agreement, dated December 12, 2011
99.1	Press release entitled “Novo Energies Corporation Licenses Immunovative Therapies, Ltd.’s New Generation of Immunotherapy”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 NOVO ENERGIES CORPORATION

By: /s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer
December 15, 2011